Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces Third Quarter 2021 Results
372,106 Square Feet of Leasing Activity at Over 28% Higher Rents During Third Quarter
New Agreements for 107 of the Transitioning Communities have been Executed with Transitions Expected to be Completed by Year End

Newton, MA (November 3, 2021):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended September 30, 2021.
“In the third quarter, we made substantial progress transitioning the management of a number of our senior living communities from Five Star to new third party managers,” stated Jennifer Francis, President and Chief Executive Officer of Diversified Healthcare Trust. “As of today, we have signed new management agreements for 107 transitioning communities, and 99 of these communities have been transitioned, with the expectation that the remaining eight will be transitioned by year end.
Same property average monthly occupancy in our SHOP segment increased 100 basis points between July 2021 and September 2021 despite the pervasiveness of the COVID-19 Delta variant which has slowed our recovery. Our Office Portfolio segment continues to perform well. We completed 372,000 square feet of new and renewal leases in the quarter at weighted average rents that were approximately 28% higher than prior rents for the same space. With approximately $800 million of cash and minimal near-term debt maturities, our balance sheet continues to provide us with flexibility to continue investing in our portfolio to maximize the benefits from improving industry fundamentals and long-term demographic tailwinds.”
Quarterly Results:
•Reported net loss attributable to common shareholders of $89.3 million, or $0.38 per share.
•Reported normalized funds from operations, or Normalized FFO, attributable to common shareholders of $(9.4) million, or $(0.04) per share.

	As of and For the Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Occupancy
Office Portfolio (period end)	91.3%	91.0%	91.3%
SHOP (average day for period)	71.3%	70.9%	75.2%

Same Property Occupancy
Office Portfolio (period end)	92.7%	93.0%	93.2%
SHOP (average day for period)	72.5%	72.0%	77.9%

	Three Months Ended
	September 30, 2021	June 30, 2021	Change	September 30, 2020	Change
Same Property Cash Basis NOI (dollars in thousands)
Office Portfolio	$55,848	$57,595	(3.0)%	$55,613	0.4%
SHOP	$5,532	$11,614	(52.4)%	$13,506	(59.0)%
Total Consolidated Same Property Cash Basis NOI	$71,366	$79,059	(9.7)%	$78,038	(8.5)%
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended September 30, 2021 and 2020 appear later in this press release. Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and a calculation of same property Cash Basis NOI, for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020, as applicable, also appear later in this press release.
Office Portfolio Segment:
•Same property Cash Basis NOI increased compared to the third quarter of 2020 primarily resulting from increased parking revenue, partially offset by decreases in occupancy.
•DHC entered into new and renewal leases for an aggregate of 372,106 rentable square feet at weighted average rents that were 28.1% higher than prior rents for the same space.
SHOP Segment:
•Same property Cash Basis NOI decreased compared to the third quarter of 2020, primarily resulting from decreases in occupancy related to the COVID-19 pandemic, partially offset by decreases in operating expenses due to decreases in occupancy.
•On September 13, 2021, Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star, reported full compliance with its previously announced requirement that all of its team members at DHC's communities be fully vaccinated against COVID-19. Five Star's team members and residents at DHC's communities continue to have access to the vaccine.
•Recent same property occupancy rates in DHC's senior housing operating portfolio, or SHOP, segment consisting of 159 communities are as follows:

	2020			2021
	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep
SHOP Same Property Average Occupancy	75.7%	75.2%	73.7%	72.2%	71.4%	71.6%	71.8%	72.3%	72.0%	72.0%	72.6%	73.0%
Sequential Occupancy Change		(0.5)	(1.5)	(1.5)	(0.8)	0.2	0.2	0.5	(0.3)	—	0.6	0.4
Management Transition Progress:
As of November 3, 2021, DHC had executed agreements with 10 new third party managers to transition 107 senior living communities. DHC has now entered into new management agreements representing almost all of its 108 senior living communities to be transitioned from Five Star to other third party managers as previously announced. Of these 107 senior living communities, 99 have been transitioned to new third party managers. DHC expects to complete the remaining eight transitions before year end 2021. DHC plans to close and is assessing opportunities to redevelop the one remaining community without a signed new management agreement located in Delaware with 106 units.

Liquidity and Financing Activities:
•As of September 30, 2021, DHC had approximately $811.4 million of cash and cash equivalents and restricted cash.
•On September 3, 2021, DHC and its lenders amended the agreement governing DHC's revolving credit facility. Among other things, the amendment sets forth the mechanics for establishing a replacement benchmark rate under DHC's revolving credit facility at such time as LIBOR is no longer available to calculate interest payable on amounts outstanding thereunder. Also on September 3, 2021, DHC completed the previously announced first mortgage liens on 61 medical office and life science properties owned by its pledged subsidiaries with an aggregate gross book value of real estate assets of approximately $1.0 billion as of September 30, 2021 to secure the obligations under the credit agreement.
•As of September 30, 2021, DHC's ratio of consolidated income available for debt service to debt service was below the 1.5x incurrence requirement under DHC's revolving credit facility and its public debt covenants, as the effects of the COVID-19 pandemic continued to adversely impact DHC's operations. DHC is prohibited from incurring additional debt while this ratio is below 1.5x on a pro forma basis.
•In October 2021, DHC exercised its option to extend the maturity date of its revolving credit facility by one year to January 2023. Subject to the payment of an extension fee and meeting other conditions, DHC has an additional option to extend the maturity date of the facility by one year to January 2024.
Conference Call:
At 10:00 a.m. Eastern Time tomorrow morning, President and Chief Executive Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's third quarter 2021 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, November 11, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10160352.
A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC's website about five minutes before the call. The archived webcast will be available for replay on DHC's website following the call for about one week. The transcription, recording and retransmission in any way of DHC's third quarter conference call are strictly prohibited without the prior written consent of DHC.
Supplemental Data:
A copy of DHC's Third Quarter 2021 Supplemental Operating and Financial Data is available for download at DHC's website, www.dhcreit.com. DHC's website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum: by care delivery and practice type, by scientific research disciplines, and by property type and location. As of September 30, 2021, DHC’s $8.2 billion portfolio included 392 properties in 36 states and Washington, D.C., occupied by approximately 600 tenants, and totaling approximately 10.9 million square feet of life science and medical office properties and more than 27,000 senior living units. DHC is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA. To learn more about DHC, visit www.dhcreit.com.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three and nine months ended September 30, 2021 and 2020, as well as certain of these measures for the prior three quarters. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC's operating results and financial condition, and for an explanation of DHC's calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Rental income	$101,403	$104,238	$306,555	$320,943
Residents fees and services	236,013	290,101	739,926	926,174
Total revenues	337,416	394,339	1,046,481	1,247,117

Expenses:
Property operating expenses	266,073	315,650	818,096	934,150
Depreciation and amortization	68,702	67,211	202,743	204,466
General and administrative	8,870	6,988	25,538	23,132
Acquisition and certain other transaction related costs	3,108	53	15,179	803
Impairment of assets	—	64,202	(174)	106,611
Total expenses	346,753	454,104	1,061,382	1,269,162

Gain (loss) on sale of properties	200	(211)	30,838	2,403
Gains and losses on equity securities, net	(14,755)	12,510	(26,943)	14,541
Interest and other income (1)	976	134	19,849	8,008
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $3,948, $2,448, $9,777 and $5,574, respectively)	(64,493)	(58,091)	(192,241)	(143,715)
Gain on lease termination	—	—	—	22,896
Loss on early extinguishment of debt	—	—	(2,410)	(427)
Loss from continuing operations before income tax expense	(87,409)	(105,423)	(185,808)	(118,339)
Income tax expense	(595)	(365)	(1,024)	(1,048)
Net loss	(88,004)	(105,788)	(186,832)	(119,387)
Net income attributable to noncontrolling interest	(1,339)	(1,100)	(4,238)	(3,838)
Net loss attributable to common shareholders	$(89,343)	$(106,888)	$(191,070)	$(123,225)

Weighted average common shares outstanding (basic)	238,008	237,752	237,905	237,707
Weighted average common shares outstanding (diluted)	238,008	237,752	237,905	237,707

Per common share amounts (basic and diluted):
Net loss attributable to common shareholders	$(0.38)	$(0.45)	$(0.80)	$(0.52)

(1)    DHC recognized funds received under the Coronavirus Aid, Relief, and Economic Security Act of $786 and $0 during the three months ended September 30, 2021 and 2020, respectively, and $18,967 and $7,346 during the nine months ended September 30, 2021 and 2020, respectively.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to common shareholders	$(89,343)	$(106,888)	$(191,070)	$(123,225)
Depreciation and amortization	68,702	67,211	202,743	204,466
(Gain) loss on sale of properties	(200)	211	(30,838)	(2,403)
Impairment of assets	—	64,202	(174)	106,611
Losses (gains) on equity securities, net	14,755	(12,510)	26,943	(14,541)
FFO adjustments attributable to noncontrolling interest	(5,273)	(5,275)	(15,821)	(15,825)
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	(2,440)	1,910	(3,409)	(904)
FFO attributable to common shareholders	(13,799)	8,861	(11,626)	154,179

Acquisition and certain other transaction related costs	3,108	53	15,179	803
Costs and payment obligations related to compliance assessment at one of DHC's senior living communities	—	6,172	—	6,172
Gain on lease termination	—	—	—	(22,896)
Loss on early extinguishment of debt	—	—	2,410	427
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	1,242	48	2,626	9,175
Normalized FFO attributable to common shareholders	$(9,449)	$15,134	$8,589	$147,860

Weighted average common shares outstanding (basic)	238,008	237,752	237,905	237,707
Weighted average common shares outstanding (diluted)	238,008	237,752	237,905	237,707

Per common share data (basic and diluted):
Net loss attributable to common shareholders	$(0.38)	$(0.45)	$(0.80)	$(0.52)
FFO attributable to common shareholders	$(0.06)	$0.04	$(0.05)	$0.65
Normalized FFO attributable to common shareholders	$(0.04)	$0.06	$0.04	$0.62
Distributions declared	$0.01	$0.01	$0.03	$0.17
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and gains or losses on equity securities, net, if any, including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investment in Five Star, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI (1)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Calculation of NOI and Cash Basis NOI:
Revenues:
Rental income	$101,403	$104,238	$306,555	$320,943
Residents fees and services	236,013	290,101	739,926	926,174
Total revenues	337,416	394,339	1,046,481	1,247,117
Property operating expenses	(266,073)	(315,650)	(818,096)	(934,150)
NOI	71,343	78,689	228,385	312,967
Non-cash straight line rent adjustments included in rental income	(1,679)	(491)	(3,804)	(3,029)
Lease value amortization included in rental income	(1,848)	(1,856)	(5,563)	(5,559)
Non-cash amortization included in property operating expenses	(199)	(199)	(597)	(597)
Cash Basis NOI	$67,617	$76,143	$218,421	$303,782

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI and Cash Basis NOI:
Net loss attributable to common shareholders	$(89,343)	$(106,888)	$(191,070)	$(123,225)
Net income attributable to noncontrolling interest	1,339	1,100	4,238	3,838
Net loss	(88,004)	(105,788)	(186,832)	(119,387)
Income tax expense	595	365	1,024	1,048
Loss on early extinguishment of debt	—	—	2,410	427
Gain on lease termination	—	—	—	(22,896)
Interest expense	64,493	58,091	192,241	143,715
Interest and other income	(976)	(134)	(19,849)	(8,008)
Losses (gains) on equity securities, net	14,755	(12,510)	26,943	(14,541)
(Gain) loss on sale of properties	(200)	211	(30,838)	(2,403)
Impairment of assets	—	64,202	(174)	106,611
Acquisition and certain other transaction related costs	3,108	53	15,179	803
General and administrative	8,870	6,988	25,538	23,132
Depreciation and amortization	68,702	67,211	202,743	204,466
NOI	71,343	78,689	228,385	312,967

Non-cash straight line rent adjustments included in rental income	(1,679)	(491)	(3,804)	(3,029)
Lease value amortization included in rental income	(1,848)	(1,856)	(5,563)	(5,559)
Non-cash amortization included in property operating expenses	(199)	(199)	(597)	(597)
Cash Basis NOI	$67,617	$76,143	$218,421	$303,782
(1)    The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) attributable to common shareholders in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Office Portfolio	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Rental income	$91,520	$92,804	$93,323	$94,850	$94,235
Property operating expenses	(32,386)	(31,321)	(31,293)	(32,709)	(33,448)
NOI	$59,134	$61,483	$62,030	$62,141	$60,787

NOI	$59,134	$61,483	$62,030	$62,141	$60,787
Less:
Non-cash straight line rent adjustments included in rental income	1,800	1,597	1,083	1,114	438
Lease value amortization included in rental income	1,830	1,833	1,822	1,790	1,800
Non-cash amortization included in property operating expenses	199	199	199	200	199
Cash Basis NOI	$55,305	$57,854	$58,926	$59,037	$58,350

Reconciliation of NOI to Same Property NOI:
NOI	$59,134	$61,483	$62,030	$62,141	$60,787
Less:
NOI of properties not included in same property results	(311)	531	2,121	2,735	3,045
Same Property NOI (2)	$59,445	$60,952	$59,909	$59,406	$57,742

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$59,445	$60,952	$59,909	$59,406	$57,742
Less:
Non-cash straight line rent adjustments included in rental income	1,578	1,335	785	798	134
Lease value amortization included in rental income	1,830	1,833	1,832	1,801	1,811
Non-cash amortization included in property operating expenses	189	189	188	184	184
Same Property Cash Basis NOI (2)	$55,848	$57,595	$57,104	$56,623	$55,613
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and in service continuously since July 1, 2020, including the life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

SHOP	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Residents fees and services	$236,013	$243,947	$259,966	$278,637	$290,101
Property operating expenses	(233,687)	(233,311)	(256,098)	(269,498)	(282,202)
NOI / Cash Basis NOI	$2,326	$10,636	$3,868	$9,139	$7,899

Reconciliation of NOI / Cash Basis NOI to Same Property NOI / Same Property Cash Basis NOI:
NOI / Cash Basis NOI	$2,326	$10,636	$3,868	$9,139	$7,899
Less:
NOI / Cash Basis NOI of properties not included in same property results	(3,206)	(978)	(4,005)	(5,204)	(5,607)
Same Property NOI / Same Property Cash Basis NOI (2)	$5,532	$11,614	$7,873	$14,343	$13,506
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and which have been operated by the same operator continuously since July 1, 2020; excludes properties classified as held for sale or closed, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Consolidated	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Rental income / residents fees and services	$337,416	$346,341	$362,724	$384,909	$394,339
Property operating expenses	(266,073)	(264,632)	(287,391)	(302,207)	(315,650)
NOI	$71,343	$81,709	$75,333	$82,702	$78,689

NOI	$71,343	$81,709	$75,333	$82,702	$78,689
Less:
Non-cash straight line rent adjustments included in rental income	1,679	1,321	804	3,040	491
Lease value amortization included in rental income	1,848	1,849	1,866	1,846	1,856
Non-cash amortization included in property operating expenses	199	199	199	200	199
Cash Basis NOI	$67,617	$78,340	$72,464	$77,616	$76,143

Reconciliation of NOI to Same Property NOI:
NOI	$71,343	$81,709	$75,333	$82,702	$78,689
Less:
NOI of properties not included in same property results	(3,517)	(447)	(1,884)	(2,251)	(1,603)
Same Property NOI (2)	$74,860	$82,156	$77,217	$84,953	$80,292

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$74,860	$82,156	$77,217	$84,953	$80,292
Less:
Non-cash straight line rent adjustments included in rental income	1,457	1,059	506	2,726	204
Lease value amortization included in rental income	1,848	1,849	1,876	1,856	1,866
Non-cash amortization included in property operating expenses	189	189	188	184	184
Same Property Cash Basis NOI (2)	$71,366	$79,059	$74,647	$80,187	$78,038
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned, in service and operated by the same operator continuously since July 1, 2020, including the life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale, closed or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Real estate properties	$7,554,545	$7,410,730
Accumulated depreciation	(1,841,172)	(1,694,901)
Total real estate properties, net	5,713,373	5,715,829

Assets of properties held for sale	—	112,437
Cash and cash equivalents	794,739	74,417
Restricted cash	16,698	16,432
Acquired real estate leases and other intangible assets, net	252,629	286,513
Other assets, net	288,609	270,796
Total assets	$7,066,048	$6,476,424

Liabilities and Equity
Revolving credit facility	$800,000	$—
Term loan, net	—	199,049
Senior unsecured notes, net	2,805,154	2,608,189
Secured debt and finance leases, net	689,044	691,573
Liabilities of properties held for sale	—	3,525
Accrued interest	47,234	23,772
Assumed real estate lease obligations, net	61,335	67,830
Other liabilities	253,624	263,264
Total liabilities	4,656,391	3,857,202

Total equity	2,409,657	2,619,222
Total liabilities and equity	$7,066,048	$6,476,424

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC's control. For example,
•Ms. Francis's statements regarding DHC's substantial progress transitioning the management of DHC's senior living communities from Five Star to new third party managers may imply that DHC's senior living communities will realize increased operating results and returns from its SHOP segment and that the transitions will be completed on the timing DHC expects. However, DHC may not realize these increases as a result of transitioning operations for these senior living communities to new managers. In addition, certain of these communities have not yet been transitioned and those transitions are subject to conditions. As a result, these transitions may not occur or they may be delayed or their terms may change. In addition, DHC may not be successful in finding a redevelopment opportunity for one of the senior living communities remaining to be transitioned, and any redevelopment opportunity DHC may pursue may not achieve anticipated results,
•Ms. Francis's statement regarding DHC's occupancy for its SHOP segment may imply that DHC will continue to achieve similar or better occupancy in the future. However, occupancy depends on various factors, including market conditions, competition and the severity and duration of the COVID-19 pandemic and its economic impact. As a result, DHC may not realize similar increases in SHOP occupancy in future periods and DHC's SHOP occupancy may decline,
•Ms. Francis's statement regarding DHC's leasing activity for its Office Portfolio segment may imply that DHC will continue to achieve similar or better leasing results in the future. However, leasing activity depends on various factors, including market conditions, timing of lease negotiations, competition and the severity and duration of the COVID-19 pandemic and its economic impact. As a result, DHC may not realize similar or increased leasing results in future periods and its leasing activities may decline,
•Ms. Francis's statements regarding DHC's liquidity and financial flexibility may imply that DHC will be able to sustain sufficient liquidity. However, if the duration and severity of the COVID-19 pandemic and its impacts on DHC and its managers and tenants significantly worsen for a sustained period, DHC may be required to utilize all or a significant portion of its cash and cash equivalents to fund its business and operations, which may reduce or eliminate the financial flexibility DHC believes it has,
•Ms. Francis's statements regarding DHC's portfolio investments and positive industry trends may imply that DHC's business and operating results will benefit as a result. However, DHC may not realize the benefits it expects from these investments and the improving industry fundamentals and long-term demographic tailwinds may not continue,
•Ms. Francis states that, with approximately $800 million of cash and minimal near-term debt maturities, DHC's balance sheet continues to provide it with flexibility to continue investing in its portfolio to maximize the benefits from improving fundamentals and long-term demographic tailwinds. However, DHC's credit agreement limits the amount DHC may invest and imposes other requirements that may limit DHC's ability to invest in its portfolio. Further, the improving fundamentals and long-term demographic tailwinds DHC expects to benefit from may not continue or meet DHC's expectations and DHC may not realize the benefits it expects, and
•Although DHC has obtained a waiver from compliance with certain financial covenants under its credit agreement through June 30, 2022, if DHC's operating results and financial condition are further adversely impacted by current economic conditions or otherwise, it may fail to comply with the terms of the waiver and other requirements under its credit agreement, and DHC may also fail to satisfy certain financial requirements under the agreements governing its public debt. For example, DHC's ratio of consolidated income available for debt service to debt service was below the 1.5x incurrence requirement under its revolving credit facility and its public debt covenants as of September 30, 2021, and DHC cannot be certain how long this ratio will remain below 1.5x. DHC is prohibited from incurring additional debt while this ratio is below 1.5x on a pro forma basis, but is not required to repay outstanding debt as a result of failure to comply with this requirement. DHC is currently fully drawn under its revolving credit facility and could also be required to repay its outstanding debt as a result of non-compliance with certain other requirements of its credit agreement or the agreements governing its public debt. DHC may therefore experience future liquidity constraints, as it is prohibited from incurring additional debt under its credit agreement or otherwise for failure to comply with the requirements of its credit agreement or the agreements governing its public debt, and DHC will be limited to its cash on hand or be forced to raise additional sources of capital or take other measures to maintain adequate liquidity.
The information contained in DHC's filings with the SEC, including under “Risk Factors” in DHC's periodic reports, or incorporated therein, identifies important factors that could cause DHC's actual results to differ materially from those stated in or implied by DHC's forward-looking statements. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
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